Exhibit 99.1

NEWS For Immediate Release

Editorial Contact: Joe Horine

614-726-4775

joe.horine@quest.com

Investor Contact: Scott Davidson

949-754-8659

scott.davidson@quest.com

QUEST SOFTWARE TO ACQUIRE SCRIPTLOGIC

Combination of Leaders in Windows Management Products

Expands Quest’s Presence Into Small- and Medium-Sized Business Market

ALISO VIEJO, Calif. and BOCA RATON, Fla., June 21, 2007 – Quest Software, Inc. (Nasdaq: QSFT) and ScriptLogic Corporation (www.scriptlogic.com) today announced a definitive agreement for Quest to acquire ScriptLogic in a cash transaction valued at approximately $90 million. The union is a natural fit for Quest, a market-leading provider of database, applications, and Windows management solutions, and privately-held ScriptLogic, a leading provider of systems lifecycle management solutions for Windows-based networks. The acquisition is subject to customary closing conditions and regulatory approvals, including expiration or termination of the Hart-Scott-Rodino waiting period, and is expected to be completed early in the third quarter of 2007.

In addition to expanding Quest’s presence in the small- and medium-sized business (SMB) space, the deal broadens Quest’s capabilities to support both Windows server-based and client-side needs as well as allowing ScriptLogic to benefit from Quest’s global footprint and extensive presence and knowledge in the Windows market.

“Windows server-based services and products have become a cornerstone of Quest’s success and central to our opportunity for on-going growth,” said Vinny Smith, Quest CEO. “By adding ScriptLogic’s established strength in PC life-cycle management to complement our current offerings, we are increasing our ability to meet the Windows

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Quest Software to Acquire ScriptLogic

management needs of SMB customers while at the same time extending Quest’s direct sales model further with ScriptLogic’s successful high-volume, indirect reseller channel approach to market.”

ScriptLogic will operate as a wholly-owned subsidiary of Quest with Jason Judge, ScriptLogic CEO, reporting directly into Smith, and other key members of the management team remaining in place following the acquisition. With revenue around $20 million last year, the company has generated positive cash flow from operations and has more than 19,000 customers including many leading small and medium-sized businesses.

“We are excited about becoming part of Quest as that will help us penetrate further into existing markets and give us the resources and expertise to expand into new markets,” said Judge. “We’ve been successful in building a strong reputation in the SMB market for Windows-based products that complement the existing Quest products. Now we’re looking forward to capitalizing on this momentum as part of Quest and taking our success to the next level.”

About Quest Software, Inc.

Quest Software, Inc. delivers innovative products that help organizations get more performance and productivity from their applications, databases and Windows infrastructure. Through a deep expertise in IT operations and a continued focus on what works best, Quest helps more than 50,000 customers worldwide meet higher expectations for enterprise IT. Quest’s Windows Management solutions simplify, automate and secure Active Directory, Exchange and Windows, as well as integrate Unix, Linux and Java into the managed environment. Quest Software can be found in offices around the globe and at www.quest.com.

About ScriptLogic Corporation

ScriptLogic Corporation is a leading global provider of systems lifecycle management solutions for Microsoft Windows-based networks. ScriptLogic’s award-winning suite of

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Quest Software to Acquire ScriptLogic

desktop, server, and Active Directory management solutions help empower IT organizations to proactively save time, increase security, and maintain regulatory compliance. More than 19,000 customers use ScriptLogic solutions to manage approximately 4.75 million desktops and 110,000 servers. ScriptLogic solutions benefit any size network in any industry. ScriptLogic is currently headquartered in Boca Raton, Florida and can be found on the Internet at www.scriptlogic.com.

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Quest and Quest Software are registered trademarks of Quest Software, Inc. The Quest Software logo and all other Quest Software product or service names and slogans are registered trademarks or trademarks of Quest Software, Inc. All other trademarks and registered trademarks are property of their respective owners.

Forward Looking Statements

This press release includes predictions, estimates and other information relating to our proposed acquisition of ScriptLogic Corporation that might be considered forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ from those anticipated as a result of various factors, including: the inability to complete the acquisition due to the failure to satisfy closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of other required approvals; risks that the proposed transaction or related integration activity may disrupt current plans, projects and operations; and the ability to recognize the benefits of the acquisition.

Other risks and uncertainties that may affect forward-looking statements include those resulting from the conclusions of the Special Committee relating to our historic stock option grants and related accounting; the ultimate determinations of the amounts and timing of stock-based compensation expense resulting from such conclusions as well as other potential adjustments that may result from our ongoing internal review of historic financial statements for the periods in question; the consequences of our inability to file required reports with the Securities and Exchange Commission on a timely basis, including potential delisting of our common stock from The Nasdaq Global Select Market; potential claims and proceedings relating to such matters, including shareholder litigation and action by the SEC or other governmental agencies; other actions taken or required as a result of the investigation; negative tax or other implications for the company resulting from the accounting adjustments and other factors. The foregoing factors are in addition to risks inherent in software businesses, which include but are not limited to: introducing quality products on a timely basis that satisfy customer requirements and achieve market acceptance; lengthy and variable sales cycles create difficulty in forecasting the timing of revenue; integrating the business and personnel of ScriptLogic and our other recent acquisitions, including implementation of adequate internal controls; risks associated with significant foreign operations, including fluctuations in foreign currency exchange rates; aggressive competition in all of our markets, which creates pricing pressure; risks that our intellectual property rights may not be adequate to protect Quest’s business or that others may claim that Quest infringes upon their intellectual property rights; risks associated with the ability to retain existing personnel and recruit and retain qualified personnel; declines or delays in information technology spending; changes in the demand for our products and services; inability to maintain or expand relationships with channel partners, value added resellers and systems integrators; difficulty of improving our infrastructure in order to be able to continue to grow; and other risks described from time to time in Quest’s filings with the SEC. For a discussion of these and other related risks, please refer to our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2005, which are available through the SEC’s EDGAR system at www.sec.gov or from Quest’s website at www.quest.com. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

Web Links Referenced in this Release:

Quest Software Inc.: www.quest.com

ScriptLogic – www.scriptlogic.com